Exhibit 10.34

June 14, 2006

VIA EMAIL

James Sullivan

Penthouse Media Group Inc.

2 Penn Plaza, 11th Floor

New York, NY  10121

Re:

Lease Agreement Between 6800 Broken Sound LLC (“Landlord”) and Penthouse Media Group Inc. (“Tenant”) dated November 2, 2004.

Dear Mr. Sullivan:

Reference is made to the Lease.

Tenant hereby agrees to amend the Lease effective July 1, 2006 as follows:

Article1 H. Rentable Area:  The rentable area of the Premises shall be deemed 3,533 square feet, and the rentable area of the Building shall be deemed to be 50,809 square feet for purposes of this Lease, subject to Article 34.

Article 1 I. Tenant’s Share of Taxes:  7.0% subject to Articles 4 and 34.

Article 1 J. Tenant’s Share of Expenses:  7.0% subject to Articles 4 and 34.

Exhibit A:  Amended as attached hereto.

Exhibit D:  Amended as attached hereto.

Very truly yours,

/s/  Corydon N. Hill

Corydon N. Hill

ACCEPTED AND APPROVED:

PENTHOUSE MEDIA GROUP
a Nevada corporation

By: /s/  James M. Sullivan

Print Name: James M. Sullivan

Print Title: Chief Operating Officer

EXHIBIT “A”

Amendment to Exhibit D

Rentable SF	3,533

Period	Base Rent per SF	Annual Base Rent	(1)	Monthly Base Rent	(1)
July - Dec 2006	$15.45	$54,584.84	(2)	$4,548.74
Jan - Dec 2007	15.91	56,222.37		4,685.20
Jan - Dec 2008	16.39	57,809.04		4,825.75
Jan - Dec 2009	16.88	59,646.31		4,970.53

(1) Plus applicable sales tax and CAM.
(2) Annualized. Period 1 includes only 6 months.